STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO
                                  FIXED CHARGES
                                                                Exhibit 12

                                                                Twelve months
                                                                    ended
                                                                December 31,
                                                                    1998
                                                                ----------

Computation of Earnings:

Pretax income from continuing operations                            $180

Adjustments to income:

     Add:   Distributed income from less than
            50% owned companies                                        7

     Add:   Portion of rent expense representative
            of interest expense                                        6

     Add:   Interest incurred net of amounts
            capitalized                                              408

     Add:   Amortization of interest previously
            capitalized                                                1

     Add:   Amortization of debt issue costs and discount
            or premium on indebtedness                                 2
                                                               ---------
                   Earnings                                          604
                                                               ---------

Computation of Fixed Charges:

     Interest incurred                                              $414

     Amortization of debt issue costs and discount
       or premium on indebtedness                                      2

     Portion of rental expense representative
       of interest                                                     6

     Preferred stock dividend requirements                            29
                                                               ---------
                   Fixed Charges                                     451
                                                               ---------


              Ratio of Earnings to  Fixed Charges                    1.3